SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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         (as permitted by Rule 14a-6(e)(2))
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                           WILLAMETTE INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                       P. Schoenfeld Asset Management LLC
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       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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

             P. SCHOENFELD RETAINS GEORGESON TO ADVISE ON POTENTIAL
                     PROXY SOLICITATION AGAINST WILLAMETTE


NEW YORK, NY, January 17, 2002 -- P. Schoenfeld Asset Management ("PSAM") announced today that it has retained Georgeson Shareholder Communications, Inc. ("Georgeson") to advise on PSAM's potential proxy fight against Willamette Corporation ("WLL"). PSAM is a beneficial owner of a sizeable number of shares in WLL and has been a vocal opponent of WLL's board's decision to reject Weyerhaeuser's ("WY") $55 per-share offer for all of WLL's common stock and the company's continued negotiations to acquire Georgia Pacific's ("GP") building materials business.

"The Willamette board is clearly defying the preference of a vast majority of its shareholders," said Peter Schoenfeld, PSAM's Chairman. "Sixty-four percent of WLL's outstanding shares, representing the vast majority of WLL's independent shareholders, have been tendered in support of WY's offer. The Swindells' board, which has yet to appoint an independent committee, refuses to allow shareholders to accept it. WLL's share price has seen a steady decline since its refusal to negotiate with WY and its continued pursuit of a deal with GP. In order to maximize shareholder value, we feel it is necessary to consider a proxy fight against WLL."

In previous letters to Willamette Chairman William Swindells, Mr. Schoenfeld asked the company to accelerate the annual meeting of shareholders so that shareholders can vote on the strategic direction of their company. Mr. Schoenfeld has stated the intention of his firm to nominate a slate of three directors at Willamette's next annual meeting if the Company's board of directors continued to "thwart the desires of a majority of shareholders" and is actively seeking qualified candidates.

PSAM has indicated to Willamette's board that they should immediately recommence negotiations with Weyerhaeuser on its bid, or at minimum remove all impediments to Weyerhaeuser's offer and let Willamette's shareholders decide whether they would like to accept it. PSAM notes that this sentiment was echoed in a letter to Mr. Swindells on behalf of California Public Employees' Retirement System ("CalPERS") issued in a press release yesterday.

Mr. Schoenfeld also expressed concern that if WLL signed an agreement with GP and thwarted WY's offer, shareholders would suffer even greater losses. "A deal with GP threatens WLL, its shareholders and employees with asbestos liability," said Mr. Schoenfeld. "All shareholders will see the value of their shares decrease if such a strategically flawed transaction is allowed to proceed."

THIS IS NOT A SOLICITATION OF A PROXY. WILLAMETTE INDUSTRIES, INC. STOCKHOLDERS ARE URGED TO READ THE RELEVANT PROXY SOLICITATION DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING THEIR SHARES. AT THE TIME OF THE PROXY SOLICITATION, IF ANY IS COMMENCED, PSAM WILL FILE SOLICITATION MATERIALS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE SOLICITATION MATERIALS SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE SOLICITATION. THE SOLICITATION MATERIALS WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF WILLAMETTE AT NO EXPENSE TO THEM. PSAM AND PETER SCHOENFELD MAY BE CONSIDERED PARTICIPANTS IN A PROXY SOLICITATION. INFORMATION REGARDING SUCH PERSONS AND THE NUMBER OF SHARES BENEFICIALLY OWNED BY THEM MAY BE FOUND IN A STATEMENT FILED WITH THE SEC UNDER RULE 14(a)-12 UNDER THE SECURITIES EXCHANGE ACT OF 1934. THE SOLICITATION MATERIAL AND INFORMATION REGARDING PARTICIPANTS WILL ALSO BE AVAILABLE FOR FREE AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.


ABOUT P. SCHOENFELD ASSET MANAGEMENT

P. Schoenfeld, based in New York, is a registered investment advisor.


ABOUT GEORGESON SHAREHOLDER COMMUNICATIONS INC.

Georgeson Shareholder (GS) is the world's oldest and most experienced firm specializing in proxy solicitation, contests for control and corporate governance consulting.

CONTACTS: Brunswick Group, Steve Lipin/Nina Pawlak, 212-333-3810.


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